EXHIBIT 10.1

LETTER OF INTENT AGREEMENT

        This Letter of Intent Agreement is made and entered into this 15th day of March 31, 2003, between Paul Miller Senior Trust, hereinafter referred to as PMST and Sunrise U.S.A Incorporated, hereinafter referred to as Sunrise.

         Whereas PMST is the owner of a certain water source, located at RR1, Box 205 J, in Spearfish, South Dakota, and whereas PMST wishes to sell spring water in bulk to Sunrise, and

         Whereas, Sunrise wishes to buy spring water, from the source, from PMST.

Now, therefore, for One dollar ($l.00), receipt of which is hereby acknowledged by PMST, and other valuable consideration, it is mutually agreed to enter into this Letter of Intent Agreement under the following basic conditions.

1.	This Letter of Intent is subject to the Sunrise's successful completion of achieving initial capitalization in the amount of $250,000.

2.	Upon performance of Sunrise of obtaining initial capitalization as described on number 1, above, the parties agree that this Letter of Intent shall be replaced by a mutually agreed upon contract to be entered by the parties on the first anniversary date of this agreement.

3.	Buyer/Seller. Under said contract, Sunrise shall buy the water and PMST shall sell the water at an initially agreed price of $0.05 per gallon. Other conditions will be established on a mutually agreed contract under common industry practices.

4. 	Exclusive Nature.    Water to Sunrise will be of exclusive nature until
the first 23 million gallons of water annually have been maximized. This maximization clause starts over automatically at each anniversary contract date. Before maximization, PMST may sell any surplus water not used to third parties, with the understanding that Sunrise demands for water will always take precedence as to the first twenty three million gallons of water.

5. Sunrise agrees that the exclusive nature also applies to the purchase of water exclusively from PMST until the first 23 million gallons of water annually have been maximized. This maximization clause starts over automatically at each anniversary's contract date. Before maximization, Sunrise agrees not to purchase water from any other source.

6. Lease of facilities. Building lease will be under terms and conditions mutually agreed between the parties. The parties recognize that a more formal agreement will be entered into setting forth in greater detail typical and usual to business agreements, including, that any improvements required by
Sunrise to start its operations shall be paid completely by Sunrise.   The
parties understand that this Letter of Intent is to express the basics of our business arrangements.

7. Commencement - Term - Continuity. Sunrise or its affiliates must start purchasing water from Paul Miller no later than a year from execution of this Letter of Intent.

8.  	Time.  Time is of the essence of this agreement.




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9.      Inuring.  This agreement shall inure to the benefit of the  parties hereto, their heirs, successors and assigns.

10.     Entire   Agreement.   The parties hereto agree that this document
constitutes the present entire agreement, and any changes, additions or modifications shall be only valid when approved mutually and reduced to a written form and executed by both parties.

11. Governing Law. This contract shall be governed by the laws of the state of South Dakota.

12. Paragraphs. The titles and captions contained herein are inserted for convenience only, and do not constitute a part or alter a part or meaning of this agreement. If any provision or combination contained in this agreement should be lawfully declared to be illegal or unenforceable, that provision or combination shall be inoperative and divisible from this agreement and shall not impair or have any effects upon the remaining parts, terms and conditions of this agreement.

13. Waiver. Either party shall not deem the waiver of any provision of this agreement, by either party a continuing waiver or waivers of any provision of this agreement. Waivers must be in writing.


AGREED AND ACCEPTED ON THE DATE FIRST WRITTEN ABOVE, THE PARTIES TO THIS AGREEMENT EXECUTE IT IN TWO COUNTERPARTS (BEING THE TWO ONE AND THE SAME).

   	BY: Paul Miller Sr. Trust


	/S/ PAUL MILLER
        -----------------------
	(Signature)



	By:  Sunrise U.S.A. Incorporated


	/S/ OMAR BARRIENTOS
        -----------------------
	(signature)